UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2007

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2007, the stockholders of POZEN Inc. (the “Company”) approved the amendment and restatement of the Company’s 2000 Equity Compensation Plan, as amended (the “2000 Plan”) to, among other things, increase the number of shares authorized for issuance under the 2000 Plan from 5,500,000 to 6,500,000 shares and continue the various performance criteria for use in establishing specific vesting targets for certain awards under the 2000 Plan so as to qualify the compensation attributable to any such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. The amendment and restatement of the 2000 Plan, as so amended and restated, the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (the “Restated Plan”) was previously approved by the Company’s Board of Directors on April 12, 2007, subject to and to become effective only upon approval by the stockholders of the Company. The material terms of the Restated Plan are set forth in detail in “Proposal 2”, beginning on Page 40 of the Company’s 2007 definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2007, which text is incorporated herein by reference and which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.   Description

10.1
Description of Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (as set forth in Proposal 2 of the Company’s 2007 definitive Proxy Statement dated April 30, 2007 (File No. 000-31719).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
	Name:	William L. Hodges
	Title:	Chief Financial Officer

Date: June 15, 2007